Exhibit 99(a)(4)

AMENDED AND RESTATED
SCHEDULE A
TO
GLOBAL X FUNDS
DECLARATION OF TRUST

As of September 18, 2009

Series
Global X FTSE Nordic 30 ETF
Global X FTSE Denmark 30 ETF
Global X FTSE Finland 30 ETF
Global X FTSE Norway 30 ETF
Global X FTSE Argentina 20 ETF
Global X/InterBolsa FTSE Colombia 20 ETF
Global X FTSE Egypt 30 ETF
Global X FTSE Peru 20 ETF
Global X FTSE Philippines 30 ETF
Global X FTSE Poland 30 ETF
Global X Pakistan KSE-30 ETF
Global X Emerging Africa NR-40 ETF
Global X FTSE United Arab Emirates 20 ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Technology ETF